Westell News Release

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Brian Cooper Chief Financial Officer Westell Technologies, Inc. 630.375.4740 BCooper@westell.com

Westell Technologies Reports Fiscal Third Quarter Results

•	Third quarter revenue for the Westell Division rose 16%, to $8.9 million

•	New products in distributed antenna systems (DAS), Ethernet and cell-site optimization more than doubled to 11% of total revenue

•	Cash and short-term investments were $119.2 million at December 31, 2012

•	The company repurchased 1.4 million shares for $2.9 million during the quarter

AURORA, IL, February 4, 2013 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of telecommunications equipment for wireline, wireless and home networks, today announced results for its fiscal 2013 third quarter ended December 31, 2012. Consolidated revenue from continuing operations was $8.9 million. The net loss for the quarter was $2.0 million, equal to $0.03 per share. The non-GAAP net loss for the third quarter was $1.4 million, equal to $0.02 per share.

New Products Lift Division Revenues, Reflect Growth Strategy

“The most important takeaway for the quarter is the growing acceptance of the new wireless network products that we have brought to market over the last year,” said Chairman and CEO Rick Gilbert. “In the face of a seasonally slow quarter, sales of these new lines increased significantly and were the primary reason for the 16% year-over-year growth in Westell Division revenue.”

“This validates our growth strategy to expand and diversify Westell's revenue by using new products to build market share,” Gilbert explained. “We intend to add products for wireless networks through internal development, which is driven by customer feedback, and fold-in acquisitions. Realigning our sales efforts has fueled our momentum, and our advances should be supported by making steady progress in qualifying new products with additional customers.”

Westell's new products for wireless networks include distributed antenna systems (DAS) products, Ethernet network interface units and switches, and tower-mounted amplifiers. These new products contributed 11% of total revenue during the fiscal 2013 third quarter.

Lower Consolidated Results Reflect Wind-Down of Non-Core Business

Consolidated revenue from continuing operations for the latest quarter was $8.9 million, compared to $14.4 million in the prior-year period. The decrease reflected the planned wind-down of sales in the company's Customer Networking Solutions (CNS) Division.

The net loss for the third quarter was $2.0 million, equal to $0.03 per share, compared to net income of $19.8 million, equal to $0.29 per share, in the same quarter last year. Prior-year net income included $20.3 million of income from discontinued operations that related to the Conference Plus Division, including a gain on the sale of the division. The latest quarter included a $0.6 million loss from discontinued operations, which reflected charges associated with a pending indemnity claim, partially offset by an unrelated tax benefit. On a non-GAAP basis, net loss for the fiscal 2013 third quarter was $1.4 million, equal to $0.02 per share, compared to a non-GAAP net loss of $0.5 million, equal to $0.01 per share, in the year-ago quarter.

Westell Division Benefits from New and Traditional Product Sales

Revenue for the Westell Division was $8.9 million in the fiscal third quarter, up 16% from $7.7 million in the prior-year period. The increase was driven primarily by sales of new products, although traditional product categories also improved. Gross margin was 34.8% and was comparable to the prior-year period. Operating expenses were $4.4 million, up $1.1 million from the prior-year period, reflecting higher cost allocations and increases to support sales and development of new products. On this basis, the division reported a fiscal third quarter operating loss of $1.3 million, compared to an operating loss of $0.6 million in the same quarter of the prior year.

The CNS Division recorded revenue of $0.1 million in the fiscal third quarter, compared to $6.7 million in the same quarter last year. The decline reflects completion of the planned wind-down of sales to the division's remaining customer following the CNS sale transaction. CNS operating expenses in the most recent quarter declined to $0.4 million as a result of reducing project expenditures following the limited product release for HomecloudTM on September 26, 2012.

Strong Cash Position Helped Fund Share Repurchases

Total cash and short-term investments on December 31, 2012, were $119.2 million, compared to $124.4 million at September 30, 2012. The company repurchased 1.4 million shares at a cost of $2.9 million during the latest quarter.

Conference Call Information

Management will address financial and business results during its third quarter conference call on Tuesday, February 5, 2013, at 9:30 AM Eastern Time. Participants may register for the call at http://www.conferenceplus.com/westell. After doing so, they will receive a dial-in number, a passcode, and a personal identification number (PIN) that automatically joins them to the audio conference. Those who do not wish to register may participate in the call by dialing 888-206-4065 no later than 9:15 AM Eastern Time and using confirmation number 3406 9774#. International participants may dial 630-827-5974.

This news release and related information that may be discussed on the conference call will be posted on the Investor News section of Westell's website: http://www.westell.com. An archive of the entire call will be available on the site via Digital Audio Replay by approximately noon Eastern Time after the call ends. The replay of the conference also may be accessed by dialing 888-843-7419 or 630-652-3042 and entering 6887 757 #.
About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, designs, distributes, markets and services a broad range of carrier-class communications equipment. This includes digital transmission, remote monitoring, power distribution, demarcation and cell-site optimization products used by wireline and wireless telecommunications service providers, industrial customers, and home network users. For more information, please visit http://www.westell.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the company's accounting policies, retention of key personnel and other risks more fully described in the company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2012, under Item 1A - Risk Factors.  The company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2012		2011	2012		2011
Revenue	$8,928		$14,392	$29,380		$58,321
Gross profit	3,143		4,263	10,387		18,850
Gross margin	35.2%		29.6%	35.4%		32.3%
Operating expenses:
Sales & marketing	1,807		1,414	5,515		5,108
Research & development	1,754		1,797	5,515		5,865
General & administrative	2,124		1,707	7,368		5,625
Restructuring	—		(2)	149		275
Intangibles amortization	236		136	656		413
Total operating expenses	5,921		5,052	19,203		17,286
Operating income (loss)	(2,778)		(789)	(8,816)		1,564
Gain on CNS asset sale	—		—	—		31,654
Other income	43		106	134		201
Interest (expense)	—		(37)	—		(42)
Income (loss) before income taxes and discontinued operations	(2,735)		(720)	(8,682)		33,377
Income tax benefit (expense)	1,399		268	3,431		(11,108)
Net income (loss) from continuing operations	(1,336)		(452)	(5,251)		22,269
Income (loss) from discontinued operations, net of income tax	(629)	(1)	20,254	(629)	(1)	22,161
Net income (loss)	$(1,965)		$19,802	$(5,880)		$44,430
Basic earnings per share:
Net income (loss) from continuing operations	$(0.02)		$(0.01)	$(0.09)		$0.33
Net income (loss) from discontinued operations	(0.01)		0.30	(0.01)		0.33
Net income (loss)	$(0.03)		$0.30	$(0.10)		$0.66
Diluted earnings per share:
Net income (loss) from continuing operations	$(0.02)		$(0.01)	$(0.09)		$0.32
Net income (loss) from discontinued operations	(0.01)		0.30	(0.01)		0.32
Net income (loss)	$(0.03)		$0.29	$(0.10)		$0.65
Average number of common shares outstanding:
Basic	58,693		66,411	60,541		67,390
Diluted	58,693		67,332	60,541		68,656

(1)
The company sold ConferencePlus on December 31, 2011. In the quarter ended December 31, 2012, the company recorded an after-tax charge of $0.9 million for a pending indemnification claim related to the ConferencePlus sale transaction and an unrelated tax benefit of $0.3 million that resulted from finalizing income tax filings related to the sale.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	December 31, 2012	March 31, 2012
Assets:
Cash and cash equivalents	$89,823	$120,832
Restricted cash	4,104	7,451
Short-term investments	25,223	14,455
Accounts receivable, net	4,936	5,710
Inventories	11,507	9,906
Prepaid expenses and other current assets	2,620	1,456
Deferred income taxes	2,576	1,859
Total current assets	140,789	161,669
Property and equipment, net	1,143	1,197
Goodwill	2,860	801
Intangibles, net	5,299	2,728
Deferred income taxes	33,719	30,740
Other assets	509	291
Total assets	$184,319	$197,426
Liabilities and Stockholders’ Equity:
Accounts payable	$4,116	$3,142
Accrued expenses	4,552	3,328
Total current liabilities	8,668	6,470
Tax contingency reserve long-term	3,484	3,483
Contingent consideration long-term	2,221	—
Other long-term liabilities	968	1,109
Total liabilities	15,341	11,062
Total stockholders’ equity	168,978	186,364
Total liabilities and stockholders’ equity	$184,319	$197,426

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Nine Months Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(5,880)	$44,430
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,023	1,781
Stock-based compensation	1,062	922
Gain on CNS asset sale	—	(31,654)
Gain on Sale of ConferencePlus, net of tax	—	(19,980)
Restructuring	149	942
Deferred taxes	(3,696)	13,999
Other	(7)	(305)
Changes in assets and liabilities:
Accounts receivable	772	12,671
Inventory	(1,286)	623
Accounts payable and accrued expenses	1,064	(26,573)
Other	(1,406)	177
Net cash provided by (used in) operating activities	(8,205)	(2,967)
Cash flows from investing activities:
Net purchases of short-term investments and debt securities	(10,768)	(20,219)
Proceeds from CNS asset sale	—	36,683
Proceeds from the sale of ConferencePlus, net of cash transferred	—	40,331
Payment for business acquisition	(2,524)	—
Purchases of property and equipment, net	(305)	(779)
Proceeds from the sale of non-operating assets	—	325
Changes in restricted cash	3,347	(7,449)
Net cash provided by (used in) investing activities	(10,250)	48,892
Cash flows from financing activities:
Purchase of treasury stock	(12,642)	(12,553)
Proceeds from stock options exercised	85	1,600
Net cash provided by (used in) financing activities	(12,557)	(10,953)
Effect of exchange rate changes on cash	3	(128)
Net increase (decrease) in cash	(31,009)	34,844
Cash and cash equivalents, beginning of period	120,832	86,408
Cash and cash equivalents, end of period	$89,823	$121,252

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

	Three Months Ended December, 2012
	Westell	CNS	Unallocated	Total
Revenue	$8,873	$55	$—	$8,928
Gross profit	3,090	53	—	3,143
Gross margin	34.8%	96.4%		35.2%
Operating expenses:
Sales & marketing	1,862	(55)	—	1,807
Research & development	1,331	423	—	1,754
General & administrative	938	(11)	1,197	2,124
Restructuring	—	—	—	—
Intangibles amortization	234	2	—	236
Total operating expenses (1)	4,365	359	1,197	5,921
Operating income (loss)	$(1,275)	$(306)	(1,197)	(2,778)
Other income			43	43
Income (loss) before income taxes before discontinued operations			(1,154)	(2,735)
Income tax benefit (expense)			1,399	1,399
Net income (loss) from continuing operations			$245	$(1,336)

	Three Months Ended December 31, 2011
	Westell	CNS	Unallocated	Total
Revenue	$7,674	$6,718	$—	$14,392
Gross profit	2,650	1,613	—	4,263
Gross margin	34.5%	24.0%		29.6%
Operating expenses:
Sales & marketing	1,269	145	—	1,414
Research & development	1,223	574	—	1,797
General & administrative	649	200	858	1,707
Restructuring	—	(2)	—	(2)
Intangibles amortization	135	1	—	136
Total operating expenses (2)	3,276	918	858	5,052
Operating income (loss)	$(626)	$695	(858)	(789)
Other income			106	106
Interest (expense)			(37)	(37)
Income (loss) before income taxes before discontinued operations			(789)	(720)
Income tax benefit (expense)			268	268
Net income (loss) from continuing operations			$(521)	$(452)

(1)	Includes $0.3 million and $0.0 million of depreciation and amortization expense from the Westell and CNS segments, respectively.

(2)	Includes $0.3 million and $0.0 million of depreciation and amortization expense from the Westell and CNS segments, respectively.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

	Nine Months Ended December 31, 2012
	Westell	CNS	Unallocated	Total
Revenue	$28,145	$1,235	$—	$29,380
Gross profit	9,312	1,075	—	10,387
Gross margin	33.1%	87.0%		35.4%
Operating expenses:
Sales & marketing	5,568	(53)	—	5,515
Research & development	4,216	1,299	—	5,515
General & administrative	3,232	531	3,605	7,368
Restructuring	149	—	—	149
Intangibles amortization	652	4	—	656
Total operating expenses (1)	13,817	1,781	3,605	19,203
Operating income (loss)	$(4,505)	$(706)	(3,605)	(8,816)
Other income			134	134
Income (loss) before income taxes before discontinued operations			(3,471)	(8,682)
Income tax benefit (expense)			3,431	3,431
Net income (loss) from continuing operations			$(40)	$(5,251)

	Nine Months Ended December 31, 2011
	Westell	CNS	Unallocated	Total
Revenue	$32,920	$25,401	$—	$58,321
Gross profit	13,090	5,760	—	18,850
Gross margin	39.8%	22.7%		32.3%
Operating expenses:
Sales & marketing	4,197	911	—	5,108
Research & development	3,829	2,036	—	5,865
General & administrative	2,071	751	2,803	5,625
Restructuring	—	275	—	275
Intangibles amortization	410	3	—	413
Total operating expenses (2)	10,507	3,976	2,803	17,286
Operating income (loss)	$2,583	$1,784	(2,803)	1,564
Gain on CNS asset sale			31,654	31,654
Other income			201	201
Interest (expense)			(42)	(42)
Income (loss) before income taxes before discontinued operations			29,010	33,377
Income tax benefit (expense)			(11,108)	(11,108)
Net income (loss) from continuing operations			$17,902	$22,269

(1)	Includes $1.0 million and $0.0 million of depreciation and amortization expense from the Westell and CNS segments, respectively.

(2)	Includes $0.7 million and $0.1 million of depreciation and amortization expense from the Westell and CNS segments, respectively.

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
GAAP net income (loss)	$(1,965)	$19,802	$(5,880)	$44,430
Adjustments:
CNS asset sale, net of tax (1)	(20)	—	316	(18,963)
Income tax benefit (2)	—	—	—	(2,101)
(Income) loss from discontinued operations, net of income tax (3)	629	(20,254)	629	(22,161)
Total adjustments	609	(20,254)	945	(43,225)
Non-GAAP net income (loss)	$(1,356)	$(452)	$(4,935)	$1,205
GAAP net income (loss) per common share:
Basic	$(0.03)	$0.30	$(0.10)	$0.66
Diluted	$(0.03)	$0.29	$(0.10)	$0.65
Non-GAAP net income (loss) per common share:
Basic	$(0.02)	$(0.01)	$(0.08)	$0.02
Diluted	$(0.02)	$(0.01)	$(0.08)	$0.02
Average number of common shares outstanding:
Basic	58,693	66,411	60,541	67,390
Diluted	58,693	67,332	60,541	68,656
The company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. This schedule reconciles the company’s GAAP net income to adjusted net income on a non-GAAP basis. Management believes that these non-GAAP results provide meaningful supplemental information to investors and indicate the company's core performance and that they facilitate comparison of results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(1)
On April 15, 2011, the company sold certain assets and transferred certain liabilities of the CNS segment. The adjustments remove the gain on the sale, costs associated with the transaction, and related income tax effects. Fiscal year 2013 amounts reflect the costs of a resolution of a dispute related to the CNS sale.

(2)	Benefit resulting from the release of a reserve for income taxes.

(3)
On December 31, 2011, the ConferencePlus Division was sold. In the quarter ended December 31, 2012, the company recorded an after-tax charge of $0.9 million for a pending indemnification claim related to the ConferencePlus sale transaction and an unrelated tax benefit of $0.3 million that resulted from finalizing income tax filings related to the sale. Historical results of operations of ConferencePlus are presented as discontinued operations.